Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350, AS ADOPTED PURSUANT TO
SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of OM Group, Inc. (the “Company”) for the quarter ended September 30, 2006 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2006	/s/ Joseph M. Scaminace

Joseph M. Scaminace
Chairman of the Board and
Chief Executive Officer
/s/ Kenneth Haber

Kenneth Haber
Chief Financial Officer